UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 27, 2026
Date of Report (date of earliest event reported)

GENUINE PARTS COMPANY
(Exact name of registrant as specified in its charter)

GA		001-05690	58-0254510
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2999 WILDWOOD PARKWAY,
ATLANTA,	GA		30339
(Address of principal executive offices)			(Zip Code)

(678) 934-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GPC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2026, Genuine Parts Company (the "Company") entered into a seventh amendment (the "Seventh Amendment") to its existing Syndicated Facility Agreement, dated October 30, 2020, by and among the Company, UAP, Inc., certain designated Company subsidiaries, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, domestic swing line lender and L/C issuer, JPMorgan Chase Bank, N.A., acting through its Toronto Branch, as Canadian swing line lender and the other lenders and L/C issuers from time to time party thereto.

The primary purpose of the Seventh Amendment was to establish an Initial Term Loan A Facility in an aggregate principal amount of $500 million and a Delayed Draw Term Loan Facility in an aggregate principal amount of $500 million (together, “the Term Loan A Facilities”).

The interest rate applicable to borrowings under the Term Loan A Facilities is equal to (i) SOFR plus a margin of 0.875% to 1.500% or (ii) a base rate plus a margin of 0.000% to 0.500%, in each case, based on the Company’s credit rating for its senior unsecured indebtedness. The Term Loan A Facilities have a maturity date of October 28, 2027.

The foregoing summary of the Seventh Amendment does not purport to be complete and is qualified by reference to the full text of the Seventh Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2026, the Company held its 2026 Annual Meeting of Shareholders to: (1) elect each of the nominees to serve as directors of the Company with terms to expire at the 2027 Annual Meeting of Shareholders; (2) approve, on an advisory basis, the compensation of the Company’s named executive officers, and (3) ratify the selection of Ernst & Young LLP as independent auditors of the Company for fiscal 2026.

The results of the vote of the Company's shareholders for each proposal are provided below:

Proposal 1: The following nominees were elected to serve as members of the Company's Board of Directors until the 2027 Annual Meeting of Shareholders:

Name	For	Against	Abstain	Broker Non-Votes
Matthew Carey	107,403,006	464,190	1,502,158	12,261,398
Court Carruthers	107,376,297	488,730	1,504,327	12,261,398
Richard Cox, Jr.	106,473,381	1,925,158	970,815	12,261,398
P. Russell Hardin	106,035,208	2,427,942	906,204	12,261,398
Donna W. Hyland	106,039,551	2,429,811	899,992	12,261,398
Jean-Jacques Lafont	107,547,850	913,824	907,680	12,261,398
Juliette W. Pryor	102,755,880	5,714,455	899,019	12,261,398
Darren Rebelez	107,273,215	1,191,207	904,932	12,261,398
Laurie Schupmann	107,039,363	837,234	1,492,757	12,261,398
William P. Stengel, II	105,296,266	3,164,720	908,368	12,261,398
Chuck K. Stevens, III	106,307,720	2,137,386	924,248	12,261,398

Proposal 2: An advisory vote on the compensation of the Company's named executive officers was approved.

For	Against	Abstain	Broker Non-Votes
102,780,206	4,831,509	1,757,639	12,261,398

Proposal 3: The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2026 was ratified.

For	Against	Abstain	Broker Non-Votes
116,137,797	5,235,664	257,291	—

Item 8.01 Other Events

On April 27, 2026, the Board of Directors of the Company declared a regular quarterly cash dividend of one dollar and six and one quarter cents ($1.0625) per share on the Company’s common stock. The dividend is payable on July 2, 2026 to shareholders of record on June 5, 2026.

A copy of the press release announcing the dividend declaration is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 7 to the Syndicated Facility Agreement, dated as of April 28, 2026
99.1	Press Release dated April 28, 2026
104	The cover page from this current report on Form 8-K, formatted in inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

Date: April 28, 2026	By:	/s/ Bert Nappier

Name: Bert Nappier
Title: Executive Vice President and CFO